UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 16, 2021

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 16, 2021, the Board of Directors (“Board”) of Blue Bird Corporation (the “Company”), following extensive succession planning and a related executive search and interviews, approved the appointment of Matthew Stevenson as President of the Company, to be effective on July 1, 2021, as more fully described in Item 5.02(c) below. The Board approved this appointment with the expectation that Mr. Stevenson will, subject to future Board approval, assume the additional position of Chief Executive Officer (“CEO”) no later than November 1, 2021.

As a result of the foregoing appointment, the current CEO, Philip Horlock, will resign from the office of President on July 1, 2021, and is expected to resign from the office of CEO no later than October 31, 2021. In that event, Mr. Horlock will continue his employment with the Company as Senior Advisor through December 31, 2021 at his current salary, at which time Mr. Horlock will retire. Mr. Horlock has entered into a Transition Agreement with the Company dated June 22, 2021, which includes a related Consulting Agreement, the terms of which are described in Item 5.02(e) below.

In addition, the Chief Administrative Officer (“CAO”) of the Company, Tom Roberts, will retire from employment with the Company effective October 31, 2021. It is not anticipated that the Company will continue the CAO position, but will transition Mr. Roberts’ responsibilities to others within the organization. Mr. Roberts has entered into a Retirement Agreement with the Company dated June 22, 2021, the terms of which are described in Item 5.02(e) below.

(c) On June 16, 2021, the Board of Directors the Company, following extensive succession planning and a related executive search and interviews, approved the appointment of Matthew Stevenson as President of the Company, to be effective on July 1, 2021. The Board approved this appointment with the expectation that Mr. Stevenson will, subject to future Board approval, assume the additional position of Chief Executive Officer no later than November 1, 2021. It is anticipated that upon his appointment as CEO, Mr. Stevenson will also be elected as a director of the Company.

Prior to this appointment, Mr. Stevenson, age 43, has held various roles during his 20-plus year career in the commercial vehicle industry. From 2016 through 2017, Mr. Stevenson served as President and General Manager of Meritor WABCO, a leading provider of brake and safety components for truck and trailer manufacturers. Prior to that, Mr. Stevenson held executive leadership roles at Bridgestone Americas, Inc., Meritor, Inc., and Daimler Trucks North America, Inc. Since 2020, he has served as an independent advisor for the public company Hyliion, Inc. in the commercial vehicle electric powertrain market, as well as private equity firms in the consumer services space. He also founded and, since 2020, has served as a board member of a portfolio company, National Pool Partners GP Inc., backed by Imperial Capital Group Ltd., a mid-market private equity firm specializing in consumer services and distributed workforce companies. From 2017 through 2019, Mr. Stevenson served as President of Terminix Residential, the largest subsidiary of ServiceMaster Global Holdings, Inc., a Fortune 1000 Company providing a variety of residential and commercial services.

Mr. Stevenson has entered into a three-year employment agreement with the Company, which will become effective July 1, 2021, and is renewable thereafter annually. Mr. Stevenson will be provided a base salary of $600,000, and will be eligible for a potential annual cash bonus under the Company’s annual Management Incentive Plan (“MIP”) at a target level of 100% of his base salary. Subject to the terms of the LTI award described in the next paragraph, Mr. Stevenson will participate in the Company’s existing executive compensation and benefits programs along with the other executive officers of the Company, subject to the decisions of, and program administration by, the Compensation Committee of the Board of Directors (the “Compensation Committee”), as described in the Company’s Definitive Proxy Statement dated February 8, 2021 with respect to its 2021 Annual Meeting of Stockholders.

In connection with Mr. Stevenson’s employment by the Company, the Compensation Committee approved a “sign on” LTI award to Mr. Stevenson, under the Company’s Omnibus Equity Incentive Plan (“Plan”), of 160,000 shares of restricted common stock, effective July 1, 2021 (the “Restricted Shares”), subject to the achievement of the following performance criteria. The Restricted Shares shall vest, if at all, annually beginning at the end of fiscal year 2022 at the rate of 25%, provided that the Company’s Adjusted EBITDA is $100 million or greater. However, for fiscal years 2022 and 2023, 12.5% of the Restricted Shares shall vest if Adjusted EBITDA is below $100 million but at or above $85 million. If fewer than 100% of the Restricted Shares have vested by the end of fiscal 2025, then up to 25% of the Restricted Shares shall remain eligible for vesting if Adjusted EBITDA in fiscal 2026 is $100 million or greater. In no event shall more than 100% of the Restricted Shares vest. In the event of a Change of Control as defined in the Plan, 20% of unvested Restricted Shares shall vest, unless the average closing price of the Company’s common stock over the 30-day period prior to the Change of Control is $30.00 or higher, in which case all unvested Restricted Shares shall vest. No other LTI award is anticipated for Mr. Stevenson until after the Restricted Shares have either fully vested or been forfeited.

Mr. Stevenson will receive the Company’s standard relocation benefits, including up to six months of corporate housing in the Macon, Georgia area and reimbursement of moving expenses. Mr. Stevenson will move to the Macon, Georgia area by December 31, 2021. In the event of termination without cause, Mr. Stevenson will receive twelve months’ salary (24 months’ salary in the event of termination following a Change of Control), subject to compliance with certain restrictive covenants (non-competition, non-solicitation and confidentiality).

(e) Philip Horlock. Philip Horlock, President and Chief Executive Officer of the Company, has entered into a Transition Agreement with the Company, dated June 22, 2021, which includes a related Consulting Agreement, which agreements will supersede any other compensation agreements between Mr. Horlock and the Company, including Mr. Horlock’s existing Employment Agreement. Mr. Horlock will resign from the office of President on July 1, 2021, and is expected to resign from the office of CEO not later than October 31, 2021 (or earlier if Mr. Stevenson is earlier appointed CEO), and will continue employment with the Company as Senior Advisor through December 31, 2021 (the “Termination Date”). On October 31, 2021, all of Mr. Horlock’s unvested LTI awards will vest at 100%. Vested stock options will remain exercisable for a period of five years following the Termination Date. Mr. Horlock’s current salary and benefits will continue through the Termination Date. For the fiscal 2021 MIP bonus, Mr. Horlock will be entitled to receive not less than the overall payout percentage approved by the Compensation Committee under the terms of the fiscal 2021 MIP. Mr. Horlock will be entitled to receive a pro rata MIP bonus for fiscal 2022 (for his service during the first quarter of fiscal 2022). Mr. Horlock’s entitlement to the compensation and benefits under the Transition Agreement are subject to his execution of appropriate releases to the Company and continued compliance with his existing restrictive covenants.

Pursuant to the Consulting Agreement, which will commence on January 1, 2022, Mr. Horlock will receive cash compensation at the same rate as his current annual salary of $800,000, plus reimbursement of service-related expenses (excluding self-employment taxes and medical insurance coverage), and is expected to provide substantial services to the Company as requested by the Board of Directors or the Chief Executive Officer. The term of the Consulting Agreement will be one year, ending on December 31, 2022. Mr. Horlock is expected to continue as a director of the Company through the remainder of his term, ending with the Annual Meeting of Stockholders in 2023.

Tom Roberts. Tom Roberts, Chief Administrative Officer of the Company, has entered into a Retirement Agreement with the Company, dated June 22, 2021, which will supersede any other compensation agreements between Mr. Roberts and the Company, including Mr. Roberts’ existing Severance Agreement. Mr. Roberts will retire from employment with the Company effective October 31, 2021. On October 31, 2021, all of Mr. Roberts’ unvested LTI awards will vest at 100%. Vested stock options will remain exercisable through December 31, 2026. For the fiscal 2021 MIP bonus, Mr. Roberts will be entitled to receive not less than the overall payout percentage approved by the Compensation Committee under the terms of the fiscal 2021 MIP. If requested by Mr. Stevenson upon his anticipated appointment as CEO, Mr. Roberts will be retained as a Senior Advisor on a consulting basis through December 31, 2021, for cash compensation at the same rate as his current annual salary of $375,000. Mr. Roberts’ entitlement to the compensation and benefits under the Retirement Agreement are subject to his execution of appropriate releases to the Company and continued compliance with his existing restrictive covenants.

Matthew Stevenson. Mr. Stevenson’s compensation arrangements with the Company are described in Item 5.02(c) above, which are incorporated by reference into this Item 5.02(e).

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On June 22 2021, the Company issued a press release announcing the appointment of Matthew Stevenson as President, effective on July 1, 2021, and announcing his anticipated transition to Chief Executive Officer on November 1, 2021, as well as the planned retirement of Phil Horlock and Tom Roberts.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

99.1 Press Release of the Company dated June 22, 2021.

104 Cover Page Interactive Data File

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

Dated:	June 22, 2021	/s/ Paul Yousif
Paul Yousif
Senior Vice President and General Counsel